EXHIBIT 23.1
                                                                    ------------


                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                     200 Haddonfield Berlin Road, Suite 402
                        Gibbsboro, New Jersey 08026-1239
                        (856) 346-2828 Fax (856) 346-2882


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Trey Resources, Inc.
5 Regent Street, Ste. 520
Livingston, NJ 07039


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2007, relating to the financial statements of Trey Resources, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Bagell, Josephs, Levine & Company, L.L.C.
---------------------------------------------
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

September 10, 2007


           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                         CENTER FOR AUDIT QUALITY (CAQ)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
             PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                       FLORIDA STATE BOARD OF ACCOUNTANCY